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                                                                   EXHIBIT 10.34

                          PURCHASE AND SALE AGREEMENT

   This Purchase and Sale Agreement (this "Agreement") is entered into this 9th day of July, 1999, by and between SOUTHERN MINERAL CORPORATION, a Nevada corporation, and AMERAC ENERGY CORPORATION, a Delaware corporation (collectively, the "Seller") and ANR PRODUCTION COMPANY, a Delaware corporation, ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                                  WITNESSETH:

   In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.SALE AND PURCHASE OF THE ASSETS.

     1.1Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller all of Seller's right, title and interest in and to the following, to the extent attributable to the period of time after the Effective Time (collectively, the "Assets"):

          (A) All of Seller's oil and gas and associated hydrocarbons ("Oil and Gas") and related rights, titles and interests, including, but not limited to, leasehold interests, royalty interests, overriding royalty interests, payments out of production, reversionary rights, and contractual rights to production in and to (i) those interests described in the leases, subleases, assignments and other instruments described in Exhibit A (collectively "Leases"); (ii) those wells described in Exhibit A (the "Wells"); (iii) all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases; (iv) all rights in respect of any pooled or unitized acreage located in whole or in part within each Lease, including all production from the pool or unit allocated to any such Lease and all interests in any wells within the unit or pool associated with such Lease, regardless of whether such unit or pool production comes from wells located within or without the Leases;

          (B) All licenses, servitudes, gas purchase and sale contracts (including interests and rights, if any, with respect to any prepayments, take-or-pay, buydown and buyout agreements)to the extent that the same pertain or relate to periods after the Effective Time, as hereinafter defined, crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are (i) appurtenant to the Leases, or (ii) used or held for use in connection with the ownership or operation of the Leases, or the sale, distribution or disposal of oil and gas or water, (collectively, the "Contracts");

          (C) All of the real, personal and mixed property and facilities located in, on or adjacent to the Leases or used in the operation thereof (whether located on or off such Leases), which is owned by Seller, in whole or in part, including, without limitation, well equipment; casing; tanks; crude oil, natural gas, condensate or products in storage severed after the Effective Time; tubing; compressors; pumps; motors; fixtures; machinery and other equipment; pipelines; field processing equipment; inventory and all other improvements used or useful in the operation thereof (the "Related Assets");

          (D) All governmental permits, licenses and authorizations including environmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof;

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           (E) All of the files, records and data relating to the items described in subsections (A), (B), (C), and (D) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; Federal Energy Regulation Commission files; microfiche lists; geological, geophysical and seismic records, data and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents (except to the extent the delivery or copying of such records may be restricted by contract with a third party, in which event Seller shall cooperate with Buyer in efforts to provide on site access to such records until a release from such restriction may be obtained) (the "Records");

           (F) To the extent assignable, all rights of Seller in or under any warranty or indemnification contained in any agreement relating to the Assets which Seller obtained on or after it acquired the Assets; and

           (G) Any and all other assets of Seller appurtenant or related to or used or useful in connection with the Leases.

     1.2Contracts and Records. Seller shall deliver to Buyer within ten (10) days after Closing all of the Contracts and Records. Seller shall have the right to make and retain copies of the Contracts and Records as Seller may desire prior to the delivery of the Contracts and Records to Buyer. Buyer, for a period of seven years after the Closing, defined below, shall make available to Seller (at the location of such Contracts and Records in Buyer's organization) access to such copies of the Contracts and Records as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Contracts or Records by reason of clerical error or inadvertent loss or destruction of Contracts or Records.

2.PURCHASE PRICE.

     2.1Purchase Price. The purchase price for the Assets is Sixteen Million Two Hundred Eighty Thousand Dollars ($16,280,000.00), subject to the adjustments provided for herein (the "Purchase Price").

     2.2Payment. The Purchase Price shall be paid by Buyer to Seller, by wire transfer of readily available funds on the Closing Date (hereinafter defined).

     2.3Allocation. The Purchase Price shall be allocated to the Assets in accordance with the schedule set forth in Exhibit B. Seller and Buyer covenant and agree that the values allocated to various portions of the Assets, which are set forth on Exhibit B (singularly with respect to each item, the Allocated Value and, collectively, the Allocated Values), shall be binding on Seller and Buyer for purposes of adjusting the Purchase Price pursuant to Section 7.6 hereof (relating to Title Failures).

3.EFFECTIVE TIME AND CLOSING DATE.

     3.1Closing. Subject to Conditions Precedent set forth at Articles 12 and 13 and any termination pursuant to Article 14 or Section 15.1, the sale and purchase of the Assets ("Closing") shall be held on or before August 6, 1999 ("Closing Date"). The Closing will take place at the offices of Buyer at 9 Greenway Plaza, Houston, Texas, or at such other place as mutually agreed upon by Seller and Buyer.

     3.2Effective Time. The sale shall be effective as of 7:00 A.M., local time of the location of the Assets on May 1, 1999 ("Effective Time").

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     3.3Ownership Prior to Effective Time. Seller shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time, including the right to all Oil and Gas produced from or attributable to the Assets prior to the Effective Time. Seller shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets prior to the Effective Time, except as may be otherwise provided herein, including, but not limited to, the indemnification provided for in
  Article 4.

     3.4Ownership After Effective Time. Buyer shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets after the Effective Time, including the right to all Oil and Gas thereafter produced from or attributable to the Assets after the Effective Time. Buyer shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to ordinary operation of the Assets from and after the Effective Time, except as may be otherwise provided herein, including, but not limited to, the indemnification provided for in Article 4.

4.INDEMNIFICATION/ASSUMED OBLIGATIONS.

     4.1 Assumed Obligations. Buyer shall not assume, be obligated to or be liable for any liabilities of Seller, whether known or unknown, absolute or contingent, including, without limitation, any claims, demands, obligations or expenses of any kind whatsoever occurring, arising out of or relating to Seller's (or Seller's predecessors in title) interest in the Assets prior to the Closing Date including, but not limited to, Environmental Laws (defined below), tax, securities law, personal injury, and royalty and other contractual liabilities, except for those arising out of Buyer's gross negligence or willful misconduct.

     "Environmental Laws" means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to
  (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease or (c) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

     4.2SELLER'S INDEMNIFICATION. SELLER AGREES TO DEFEND, INDEMNIFY AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, CAUSES OF ACTION, REASONABLE COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ANY AND ALL REASONABLE COSTS, EXPENSES, ATTORNEYS' FEES, CONSEQUENTIAL DAMAGES AND OTHER COSTS INCURRED IN DEFENSE OF ANY CLAIM OR LAWSUIT ARISING THEREFROM), OF WHATSOEVER NATURE ARISING OUT OF OR RELATING TO SELLER'S OWNERSHIP, OPERATION OR ADMINISTRATION OF THE ASSETS ON OR PRIOR TO THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, (I) DAMAGES TO PERSONS OR PROPERTY, (II) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL, SECURITIES, SAFETY OR HEALTH LAWS (WHETHER FEDERAL, STATE OR LOCAL), (III) THE VIOLATION BY SELLER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE SELLER, (IV) CLAIMS OF SELLER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS; (V) CLAIMS ARISING OUT OF ANY TAX AUDITS; AND (VI) THE

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  IMPROPER PAYMENT OF ROYALTIES UNDER THE LEASES, EXCEPT IN EACH CASE FOR
  THOSE ARISING OUT OF BUYER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In no event will Seller's liability to Buyer pursuant to the indemnification provisions of this Section 4.2 ever exceed the aggregate sum of the Purchase Price. Seller's liability under this Section 4.2 shall be limited to claims as to which Seller is given notice on or prior to the date which is thirty (30) months from the Closing.

     4.3BUYER'S INDEMNIFICATION. BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, CAUSES OF ACTION, REASONABLE COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, ANY AND ALL REASONABLE COSTS, EXPENSES, ATTORNEYS' FEES, CONSEQUENTIAL DAMAGES AND OTHER COSTS INCURRED IN DEFENSE OF ANY CLAIM OR LAWSUIT ARISING THEREFROM), OF WHATSOEVER NATURE ARISING OUT OF OR RELATING TO BUYER'S OWNERSHIP, OPERATION OR ADMINISTRATION OF THE ASSETS AFTER THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION; (I) DAMAGES TO PERSONS OR PROPERTY; (II) FINES, PENALTIES, MONETARY SANCTIONS OR OTHER AMOUNTS PAYABLE FOR FAILURE TO COMPLY WITH THE REQUIREMENTS OF APPLICABLE ENVIRONMENTAL, SECURITIES, SAFETY OR HEALTH LAWS (WHETHER FEDERAL, STATE OR LOCAL); (III) THE VIOLATION BY BUYER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON THE BUYER; (IV) CLAIMS OF BUYER'S CO-OWNERS, JOINT VENTURERS AND OTHER PARTICIPANTS; (V) CLAIMS ARISING OUT OF ANY TAX AUDITS; AND(VI) THE IMPROPER PAYMENT OF ROYALTIES UNDER THE LEASES, EXCEPT IN EACH CASE FOR THOSE ARISING OUT OF SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     4.4Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article
  4. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 4, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 4, neither Party shall, without the other Party's written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

5.CLOSING.

     5.1Delivery by Seller. At Closing, Seller shall deliver to Buyer, in the form attached hereto as Exhibit C, an Assignment and Bill of Sale effecting the sale, transfer, conveyance and assignment of the Assets.

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     5.2Delivery by Buyer. At Closing, Buyer shall deliver to Seller the
  Purchase Price, as adjusted.

     5.3Further Cooperation. At the Closing and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

6.ACCOUNTING ADJUSTMENTS.

     6.1Closing Adjustments. With respect to matters that can be determined as of the Closing, Seller shall prepare, in accordance with the provisions of this Article 6, a statement (the "Closing Adjustment Statement") with relevant supporting information setting forth each adjustment to the Purchase Price submitted by Seller. Seller shall submit the Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than five (5) business days prior to the scheduled Closing Date. Prior to the Closing, Buyer and Seller will review the adjustments proposed by Seller in the Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Purchase Price at the Closing.

     6.2Strapping and Gauging. The Oil and Gas in such storage facilities above the pipeline connection or through the meters on the pipelines as of the Effective Time shall belong to Seller, and the Oil and Gas placed in such storage facilities after the Effective Time and production upstream of the aforesaid meters shall belong to Buyer and become part of the Assets.

     6.3Taxes. Ad valorem, property or similar taxes shall be prorated between Buyer and Seller, using the Effective Time as the applicable proration date, and the Purchase Price shall be adjusted accordingly. The proration shall be based upon ad valorem, property or similar taxes assessed against the Assets for the most recent year.

     6.4Adjustments to Purchase Price. At Closing, appropriate adjustments to the Purchase Price will be made as follows:

           (A) The Purchase Price shall be adjusted upward by:

              (i) any amounts determined to be due Seller pursuant to Sections
                  6.2 and 6.3 hereof; and

              (ii) an amount equal to the costs and expenses paid by Seller in accordance with this Agreement that are attributable to the Assets for the period from the Effective Time to the Closing Date (including, without limitation, applicable general and administrative expense and overhead charges attributable to the Assets pursuant to the terms of the relevant joint operating agreements covering the Assets); and

              (iii) all amounts due or the market value of Oil and Gas owed to
                    Seller by third parties as of the Effective Time under the Contracts with respect to any imbalances existing at the Effective Time, such value to be determined by Seller and Buyer, including any severances taxes and royalties paid thereon, as of the Effective Time; and

              (iv) any other amount agreed upon in writing by Seller and
                   Buyer.

           (B) The Purchase Price shall be adjusted downward by:

              (i) any amounts determined to be due Buyer pursuant to Sections
                  6.2 and 6.3 hereof; and

              (ii) an amount equal to the amount of proceeds derived from the sale of Oil and Gas, net of royalties and severance taxes paid by Seller, received by Seller prior to the Closing and attributable to the Wells which proceeds are, in accordance with generally accepted accounting procedures, attributable to production of Oil and Gas after the Effective Time; and

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              (iii) all amounts due or the market value of Oil and Gas owed by
                    Seller to third parties as of the Effective Time under the Contracts with respect to any imbalances existing at the Effective Time, such value to be determined by Seller and Buyer, including any severance taxes and royalties paid thereon, as of the Effective Time; and

              (iv) an amount equal to all expenditures, liabilities and costs relating to the Assets (including, without limitation, all ad valorem, property, production, severance and similar taxes) that are unpaid as of the Closing Date and assessed for or attributable to periods of time prior to the Effective Time regardless of how such taxes, expenditures, liabilities and costs are calculated provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the Closing Adjustment Statement, a reasonable estimate of such taxes, expenditures, liabilities and costs shall be used; and

              (v) any other amount agreed upon in writing by Seller and Buyer.

     6.5Actual Figures. When available, actual figures will be used for the adjustments at Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments as described in Section
  6.6 below.

     6.6Post-Closing Adjustments. A post-closing adjustment statement (the "Post-Closing Adjustment Statement") based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing, proposing further adjustments to the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party's records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement. Within sixty
  (60) days after receipt of the Post-Closing Adjustment Statement, the Parties hereto will use their best efforts to agree upon the proposed adjustments and the Seller or Buyer, as the case may be, shall pay to the other such sums as may be agreed to be due. Additional adjustments shall be made from time to time as required to settle accounts between the Parties.

7.DUE DILIGENCE; TITLE MATTERS.

     7.1General Access. Prior to Closing, Seller will:

           (A) Give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors full access to the Assets at any reasonable time for any and all inspections and investigations, including, but not limited to, platform inspections and investigations for environmental and other matters;

           (B) Use its best efforts to obtain and submit to Buyer or its representatives as promptly as practicable, copies of any existing documents as Buyer may reasonably request; and

           (C) Furnish to Buyer all other information with respect to the Assets as Buyer may from time to time reasonably request, unless Seller is prohibited therefrom by any agreement or contract by which it is bound or by the necessity of any third party approval; provided that, if requested by Buyer, Seller shall use its best efforts to promptly obtain the waiver of any such prohibition.

     7.2Covenants Relating to Title. From and after the Effective Time, Seller covenants and agrees to use commercially reasonable efforts to:

           (A) Obtain all consents, approvals, waivers (including preferential rights) and agreements of all other parties and governmental authorities (other than approvals of the assignment of the Leases which must be obtained after the Closing) which are necessary to effect the transactions provided for herein, including the assignment and transfer to Buyer of the ownership of the Assets; and

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          (B) Make all filings which must be made and record all instruments that may be recorded to accurately reflect Seller's current interests in the Assets.

     7.3Seller's Title. In the documents to be executed and delivered by Seller to Buyer transferring title to the Assets, Seller shall warrant and defend the Assets unto Buyer against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. However, notwithstanding any other provisions of this Agreement to the contrary all of Seller's interest in equipment and personal property is to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

     7.4Good and Marketable Title. As used herein the term "good and marketable title" shall mean:

          (A) As to each of the Wells, that record title of Seller which:

              (i) entitles Seller to receive from each Well not less than the interests shown in Exhibit A as the "Net Revenue Interest" of all Oil and Gas produced, saved and marketed from each Well and of all Oil and Gas produced, saved and marketed from any unit of which each Well is a part and allocated to such Well, all without reduction, suspension or termination of the interests in each Well throughout the duration of the Lease upon which such Well is located, except as stated in such Exhibit; and

              (ii) obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the Wells not greater than the "Working Interest" shown in Exhibit A, all without increase of the interests in each Well throughout the duration of such Well, except as stated in such Exhibit.

          (B) That title of Seller to the Assets which:

              (i) at or prior to Closing, is free and clear (except for
                  Permitted Encumbrances as defined in subsection (ii) below) of liens and encumbrances and (a) with respect to real property interests to be transferred to Buyer, real property interests are of record in the relevant counties and governmental offices; and (b) with respect to any Asset subject to preferential rights, such rights have been waived and consents obtained from all third parties, and

              (ii) "Permitted Encumbrances" shall mean (i) lessor's royalties, overriding royalties, reversionary interests and other burdens on production that, in the aggregate, do not operate to reduce the Net Revenue Interest of Seller in each of the Wells to an amount less than that shown on Exhibit A; (ii) division orders, and sales contracts covering hydrocarbons and associated products that are terminable upon no more than thirty (30) days notice; (iii) preferential purchase rights and required third party consents to assignments and similar rights with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting such rights has expired without an exercise thereof; (iv) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs, or the like; use conditions, covenants or other restrictions in the chain of title; (v) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Seller of any of the Assets in the normal course of business as presently conducted; or (b) materially impair the value thereof for such Assets; (vi) all interests in the Assets securing obligations owed to, or claimed by, any person whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for

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                 security purposes, so long as each said interest has been
                 expressly consented to by Buyer in writing or will be released in full at or prior to the Closing; and (vii) specific exceptions and encumbrances affecting each of the Assets as described in Exhibit A INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Asset which is made subject to said exceptions and encumbrances.

     7.5Defect Letters.

           (A) Buyer may from time to time prior to the date which is five (5) days prior to the Closing Date notify Seller in writing (a "Notice") of any liens, charges, contracts, agreements obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be good and marketable as defined in Section 7.4 hereof, or which would cause a breach of a representation or warranty of Seller ("Title Defect").

           (B) A Title Defect as set forth in a Notice, which is given to Seller on or before the date which is five (5) days prior to the Closing Date and is not cured on or before the Closing, unless the time for cure is extended in writing by Buyer, shall be a "Title Failure," unless waived by Buyer. Any Title Defect waived by Buyer under this Section or any Title Defect for which timely notice shall not have been given in accordance with Section 7.5 (A) shall become a Permitted Encumbrance as defined in Section 7.4(B)(ii) and Buyer shall have no claim or other right against Seller with respect thereto.

     7.6Effect of Title Failure. In the event of a Title Failure pursuant to
  Section 7.5, the Buyer shall have the right not to accept the Asset(s) or portion thereof to which such Title Failure relates and to an adjustment of the Purchase Price in the amount of the Allocated Value(s) or portion thereof attributable to such Title Failure. Buyer shall not be liable for any portion of the cost of any title curative performed by Seller.

8.REPRESENTATIONS AND WARRANTIES OF SELLER.

     8.1Seller's Representations and Warranties. Seller represents and warrants (which representations and warranties shall survive the Closing hereof) that as of the date hereof, and as of the Closing:

           (A) Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State listed on the first page of this Agreement and is duly qualified to do business and is in good standing with the governmental agencies having jurisdiction over the Assets;

           (B) Seller owns the Assets and has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement;

           (C) This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms;

           (D) Seller has good and marketable title to the Assets and the interests in the Leases are true, correct, complete and in full force and effect;

           (E) To the best of Seller's knowledge, the production data and computer printouts or other data or documentation furnished by Seller to Buyer, and any supplement thereto, is materially complete and the information reported therein is materially correct, in all respects, as of the date of such delivery, except that no representation or warranty is made as to interpretive data included therein. From the date of this Agreement until the Closing Date, should Seller become aware of any material change in the matters reflected in such data and documentation theretofore furnished by Seller to Buyer, Seller shall promptly notify Buyer of such change;

          (F) Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Seller, and Buyer shall have no responsibility therefor;

          (G) To the best of Seller's knowledge, with respect to the Leases and Contracts: (i) Seller has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the Leases and Contracts and is fully qualified to own and hold the Assets; (ii) there are no express obligations to engage in continuous development operations in order to maintain any Lease, except as reflected in the Leases; (iii) there are no provisions applicable to such Leases or other documents which increase the royalty share of the lessor thereunder except as such increases are reflected in the Leases; and (iv) each of the foregoing are valid and subsisting and all rental payments, royalty payments, shut-in payments, or other payments or commitments required thereunder have been made and are current to date, and no default exists with regard thereto;

          (H) With respect to the joint, unit or other operating agreements relating to the Assets, to the best of Seller's knowledge: (i) there are no outstanding calls or payments under authorities for expenditures for payments which are due or which Seller has committed to make which have not been made; (ii) pursuant to balancing arrangements contained therein, Seller does not have obligations to other parties thereto which would operate to have a portion of Seller's share of production from any Well delivered after the Effective Time without receipt by Buyer of that price which would have been received in the absence of such arrangement or situation, except as set forth in Exhibit D;
              (iii) Seller has informed Buyer of, or Exhibit A reflects, the status of all operations by less than all parties; and (iv) there are no operations under the operating agreements with respect to which Seller has become a non-consenting party, except as reflected on Exhibit A;

          (I) Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, storage of the same, or other balancing arrangements which Buyer will be obligated to honor and make deliveries of Oil and Gas or refunds of amounts previously made under such contracts or arrangements;

          (J) To the best of Seller's knowledge, all of the Wells have been drilled and completed at legal locations within the boundaries of the appropriate Lease; and all drilling and completion of the Wells and all development and operations of the Assets have been conducted in all respects in compliance with all applicable laws, ordinances, rules, regulations, permits, and judgments, orders and decrees of any court or governmental body or agency, including but not limited to Environmental Laws. To the best of Seller's knowledge, no Well is subject to penalties on allowables after the date hereof because of any overproduction or violation of applicable laws, rules, regulations, permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such Well from being entitled to its full legal and regular allowance from and after the date hereof as prescribed by any court or governmental body or agency;

          (K) To the best of Seller's knowledge, all personal property and fixtures to be conveyed pursuant to this Agreement, including, but not limited to, the Related Assets, have been maintained in all respects in a state of repair so as to be adequate for normal operations and are in all respects in good working order;

           (L) There is no suit, action, claim, investigation or inquiry pending or threatened arising out of or with respect to the ownership, operation or environmental condition of the Assets;

           (M) Seller is not aware of any facts relating to the condition of the Assets which may result in a suit, action, claim, investigation or inquiry with respect to Environmental Laws or regulations or other legal requirements thereunder. To the best of Seller's knowledge, the Assets have not been used by Seller to generate, treat, transport or dispose of any hazardous wastes, hazardous substances or any contaminant in violation of any Environmental Law;

           (N) To the best of Seller's knowledge, Seller has acquired all permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies necessary to conduct operations on the Assets in compliance with all applicable laws, rules, regulations, ordinances and orders. Seller is in compliance with all such permits, licenses, approvals and consents and with all applicable Environmental Laws. There are no proceedings pending or threatened challenging, or seeking revocation or limitation of any such permits, licenses, approvals and consents. All plans, applications, reports, certificates and other instruments filed with or furnished to any governmental body, authority or agency do not (1) contain any untrue statement of fact or (2) omit any statement of fact necessary to make the statements therein not misleading;

           (O) No person shall have any call upon, option to purchase, or similar rights with respect to any portion of the production from the Leases;

           (P) Except for immaterial obligations incurred by Seller in normal day-to-day operations of the Assets, there are no borrowings, loan agreements, promissory notes, pledges, mortgages, guaranties, liens and similar liabilities (direct and indirect) which are secured by or constitute an encumbrance on the Assets that will not be released as of the Closing;

           (Q) There are no preferential rights providing a third party the option to purchase any of the Assets;

           (R) To the best of Sellers knowledge, the gas imbalances reflected on Exhibit D are true and correct; and

           (S) None of the Assets are involved in, covered by or included in any tax partnerships.

9.REPRESENTATIONS AND WARRANTIES OF BUYER.

     9.1Buyer's Representations and Warranties. Buyer represents and warrants (which representations and warranties shall survive the Closing) that at the date hereof and at Closing:

           (A) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State listed on the first page of this Agreement;

           (B) Buyer has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement;

           (C) The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing);

           (D) This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms;

           (E) Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor; and

           (F) There is no suit, action, claim, investigation, administrative proceeding or inquiry by any person, entity, administrative agency or governmental body pending or, to Buyer's best knowledge, threatened against Buyer or any affiliate of Buyer which has or will affect Buyer's ability to consummate the transactions contemplated herein.

10.CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

     10.1Maintenance of Assets. From the Effective Time until Closing, Seller agrees that it will:

           (A) Administer and operate the Assets in good and workmanlike manner, and conduct its business and operations in a prudent manner, and in substantially the same manner as prior to the date of this Agreement;

           (B) Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets;

           (C) Maintain and keep the Assets in good condition and working order; preserve the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

           (D) Operate or cause to be operated the Wells in accordance with generally accepted oil field practices and standards;

           (E) Not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any Well, nor commence any drilling, reworking or completing or other operations on the Leases which requires an authority for expenditure (AFE) to be issued under the terms of the operating agreement covering such operations or make or authorize any expenditures for such operations (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer; provided that the terms of this paragraph (E) shall not apply to any expenditures of Seller which will not be charged to Buyer;

           (F) Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Assets or abandon any of the Assets;

           (G) Not, without the prior written consent of Buyer, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Assets; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Assets to Buyer;
               (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein; and

           (H) Promptly provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which affect the Assets; or (ii) any proposal from a third party to engage in any transaction (e.g., a farmout) with respect to the Assets.

     10.2Consents. By Closing, Seller will obtain all such permissions, approvals and consents by governmental authorities and others which are obtainable by Closing and are required to vest good and marketable title to the Assets in Buyer as provided in Article 7 hereof, or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the Closing Date.

     10.3Cooperation. Seller will cooperate with Buyer to assist Buyer in carrying out the agreements of Buyer.

11.CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

     11.1Cooperation. Buyer will cooperate with Seller to assist Seller in carrying out the agreements of Seller.

     11.2Disclosure. Until the Closing Date and to the extent not already public, Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, reports and maps, and other data relating to the Assets in the possession of Buyer.

12.CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at its election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     12.1No Litigation. At the Closing, no suit, action or other proceeding shall be pending nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     12.2Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true as of the Closing as if such representations and warranties were made as of the Closing Date in all respects, and Seller shall have performed and satisfied all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing in all respects.

     12.3Consents. All necessary permissions, approvals and consents of federal authorities required pursuant to Section 10.2 hereof which are obtainable by the Closing shall be in full force and effect.

     12.4Board Approval. The Board of Directors of The Coastal Corporation shall have approved the purchase of the Assets by Buyer as contemplated in this Agreement.

13.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     13.1No Litigation. At the Closing no suit, action or other proceeding shall be pending nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     13.2Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true as of the Closing, as if such representations and warranties were made as of the date of Closing and Buyer shall have performed and satisfied all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all respects.

     13.3Consents. All necessary consents from third parties, which are identified on Exhibit E, shall have been obtained if the effect of Closing in the absence of such consents would expose the Seller to any material liability.

14.TERMINATION.

     14.1Causes of Termination. This Agreement and the transactions contemplated herein shall be completely terminated:

           (A) At any time by mutual consent of the Parties;

           (B) By either Party if the Closing shall not have occurred by September 1, 1999, despite the good faith reasonable efforts of the Parties, and if the Party desiring to terminate is not in breach of this Agreement;

           (C) By either Party at its election in the event of a Casualty Loss pursuant to Section 15.1(B);

           (D) By either Party if more than ten percent (10%) of the Allocated Value of the Assets is subject to a Title Failure;

     14.2Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 14 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and neither Party shall have any further right, duty or liability to the other hereunder. Upon termination as provided in this section, each Party agrees, upon request, to use its best efforts to return to the other or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

15.MISCELLANEOUS.

     15.1Casualty Loss.

           (A) As used herein the term "Casualty" means an adverse change in the Assets taken as a whole caused by an event of casualty, including but not limited to, volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, strike, lockout, labor dispute, flood, drought, war, embargo, riot, condemnation, the exercise of any right of eminent domain, confiscation, seizure, activities of armed forces, blowout, casing collapse or other event causing a Well failure, operation of laws, rules or regulations (regardless of whether covered by insurance), but excepting depletion due to normal production, depreciation of equipment through ordinary wear and tear and transactions permitted under this Agreement).

           (B) If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets ("Casualty Loss") in excess of ten percent (10%) of the Purchase Price, either Party may elect to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at the sole option of the Buyer,
               (i) Seller may retain such Asset and such Asset shall be subject to the adjustment of Purchase Price in the same manner set forth in Section 7.6 hereof, or (ii) at the Closing Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, provided however, that the Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such Casualty Loss without first obtaining the written consent of Buyer.

           (C) For purposes of determining the value of a Casualty Loss, the Parties shall use the same methodology as applied in determining the value of a Title Failure as set forth in
               Section 7.6.

     15.2Non-Compete.

           (A) The Parties agree that the area outlined on Exhibit F is designated as a Non-Compete Area. For a period terminating on the earlier of (i) two (2) years after Closing or (ii) the date on which Buyer shall have conveyed to non-affiliated third parties a substantial portion of the Assets, Seller agrees that it will, either directly or indirectly, acquire any oil and gas leases or oil and gas rights covering lands within the Non-Compete Area;

           (B) If Seller should acquire, either directly or indirectly, any interest in any property or lease rights, either wholly or partially within the Non-Compete Area, within the time period referenced in Section 13.2 (A) Buyer shall have the right, but not the obligation, to acquire from Seller, all of the interest acquired by Seller. After receipt of written notice from Seller of its acquisition, Buyer shall have thirty (30) days after receipt of such notice to exercise its right to acquire such interest from Seller by paying to Seller Seller's cost of such acquisition; and

           (C) This Non-Compete provision shall terminate and have no further force or effect if Seller is merged or enters into a corporate reorganization with an unrelated company or entity that already owns oil and gas leases within the Non-Compete Area, or if Seller makes an acquisition of oil and gas assets that includes, in part, oil and gas leases within the Non-Compete Area; provided that, in either case, the oil and gas leases within the Non-Compete Area shall comprise no more than 25% of the assets of the unrelated company or the oil and gas asset acquisition, as applicable.

     15.3Notice. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, by telecopy or pre-paid telegram addressed to the party for whom intended at the following addresses:

              SELLER:

                     Southern Mineral Corporation
                     1201 Louisiana Street, Suite 3350
                     Houston, Texas 77002-5609
                     Attn: Michael E. Luttrell
                     Tel: (713) 658-9444
                     Fax: (713) 658-9447

              BUYER:

                     ANR Production Company
                     Nine Greenway Plaza, Suite 2702
                     Greenway Plaza, 77046
                     Attn: Jon R. Nelsen
                     Tel: (713) 877-5527
                     Fax: (713) 297-1912

  or at such other address as any of the above shall specify by like notice to the other.

     15.4Survival of Representations and Warranties. All of the representations, warranties, covenants, indemnities and agreements of or by the Parties to this Agreement will survive the Closing, the execution and delivery of the assignment documents and other instruments under this Agreement, and the transfer of the Assets between the Parties; and they shall not be merged into or superseded by the assignment documents or other documents delivered at Closing. Notwithstanding the foregoing, Seller shall not have any liability for the breach or inaccuracy of any representation, warranty, covenant, indemnity or other agreement herein, unless notice of the claim with respect thereto is given by Buyer to Seller prior to the date which is thirty (30) months from the Closing Date; provided, however that there shall be no time limitation for notice of claims pursuant to
  Section 4.2(V) and (VI). Sellere's liability to Buyer under all of the provisions of this agreement, in the aggregate, shall not exceed the amount of the Purchase Price. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT OR THE CONVEYANCING DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND SELLER AND BUYER, AS APPLICABLE, EXPRESSLY DISCLAIM, NEGATE AND WAIVE, AS APPLICABLE, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.

     15.5COMPLIANCE WITH EXPRESS NEGLIGENCE TEST. THE PARTIES AGREE THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PARTY, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

     15.6Public Announcements. Neither Party may make press releases or other public announcements concerning this transaction without Buyer's and Seller's written approval and agreement to the form of the announcements, except as may be required by applicable laws or rules and regulations of any governmental agency or stock exchange.

     15.7Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement which are not subject to the binding arbitration provisions hereof shall be submitted to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Harris County, Texas.

     15.8Exhibits. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement for all purposes.

     15.9Fees, Expenses and Taxes.

           (A) Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements therefor from the other Party, except as otherwise provided in this Agreement.

           (B) Buyer shall pay any filing or recording fees required in connection with the transactions contemplated by this Agreement.

           (C) Sales and use tax, or any other transfer tax, if any, due in connection with the transactions represented by this Agreement shall be paid by the Party upon which such tax is imposed by law.

     15.10Assignment. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a "deferred exchange" for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.

     15.11Entire Agreement. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

     15.12Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

     15.13Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     15.14Confidentiality. Prior to Closing, to the extent not already public, both Parties shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, seismic data, reports and maps and other data relating to the Assets (collectively the "Confidential Information"). Both Parties acknowledge that, prior to Closing, all Confidential Information shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of the other Party.

           (A) In the event of termination of this Agreement for any reason, Buyer will not use or knowingly permit others to use such Confidential Information in a manner detrimental to Seller, and will not disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to Seller or to a governmental agency pursuant to a valid subpoena or other order or pursuant to applicable governmental regulations, rules or statutes. The covenants of Buyer contained in this Section shall survive any termination of this Agreement.

           (B) After Closing, Seller shall not use or knowingly permit others to use such Confidential Information in a manner detrimental to Buyer, and will not disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to Buyer or to a governmental agency pursuant to a valid subpoena or other order or pursuant to applicable governmental regulations, rules or statutes. The covenants of Seller contained in this Section shall survive the Closing.

   Executed as of the day and year first above written.

                                     SELLER:

                                          SOUTHERN MINERAL CORPORATION


                                                /s/ Michael E. Luttrell
                                          By:__________________________________
                                                   Michael E. Luttrell
                                                   Vice President and
                                                 Chief Operating Officer

                                          AMERAC ENERGY CORPORATION

                                                /s/ Steven H. Mikel
                                          By:__________________________________
                                                     Steven H. Mikel
                                                        President

                                     BUYER:

                                          ANR PRODUCTION COMPANY


                                                /s/ Gregory W. Hutson
                                          By:__________________________________
                                                    Gregory W. Hutson
                                                  Senior Vice President

                                  EXHIBIT "A"

   Attached to and made a part of the Purchase and Sale Agreement between Southern Mineral Corporation, Amerac Energy Corporation and ANR Production Company.

                               Brushy Creek Field
                        Lavaca & Dewitt Counties, Texas

                                   BPO                   APO
                              WI         RI         WI         RI        ORRI
                          ---------- ---------- ---------- ---------- ----------
Carroll McManus #1....... 0.25000000 0.19500000 0.25000000 0.19500000 0.00150000
Carroll McManus #2....... 0.25000000 0.19500000 0.25000000 0.19500000 0.00150000
Carroll McManus #3....... 0.25000000 0.19500000 0.25000000 0.19500000 0.00150000
Carroll McManus #4....... 0.25000000 0.19500000 0.25000000 0.19500000 0.00150000
Matthew #1............... 0.28125000 0.22362847 0.27343750 0.21792540 0.00631050
Carroll Miller #1........ 0.30000000 0.24022072 0.30000000 0.24022072 0.00253673
Steinmann Estate #1A*.... 0.30625000 0.24187850 0.29843750 0.23617540 0.00631050

--------
*2nd Reversion after 500% Payout WI = .2734375 and RI = .2179254

                              Texan Gardens Field
                             Hidalgo County, Texas

                                   BPO                   APO
                              WI         RI         WI         RI      Royalty
                          ---------- ---------- ---------- ---------- ----------
Garcia #1................ 1.00000000 0.70328125 0.52507247 0.36215450 0.00023100
Hidalgo Willacy #1B...... 1.00000000 0.70328125 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #2B...... 0.80012370 0.55537500 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #3B...... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #4B...... 1.00000000 0.70328125 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #5B...... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #6B...... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #7B...... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #8B...... 0.77512375 0.53729266 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #9B...... 1.00000000 0.70328125 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #10B..... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #11B..... 1.00000000 0.70328125 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #12B..... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #13B..... 0.50038700 0.33858067 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #14B..... 1.00000000 0.70328125 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #15B..... 0.57187089 0.39219360 0.50038700 0.33858067 0.00023100
Hidalgo Willacy #17B..... 0.97500000 0.68453125 0.50038700 0.33858067 0.00023100

   Lease Number            Lessor                   Lessee         Eff. Date     Book/Page/Entry
   ------------            ------                   ------         ----------    ---------------
 B3DXT-LSE-002    KENNETH COOPER and wife    Union Gas Corporation 02/23/1998 39/369/OFFICIAL PUBLIC
                   ALICE
 B3DXT-LSE-003    JAMES BOHAN, CHARLOTTE     DALE EXPLORATION      10/09/1997 29/427/OFFICIAL PUBLIC
                   KUESTER, & CALVIN
                   GARRETT
 B3DXT-LSE-004-01 MURRY K. NANCE             Union Gas Corporation 06/09/1998 39/374/OFFICIAL PUBLIC
 B3DXT-LSE-004-02 WANDA JOYCE NEWMAN         Union Gas Corporation 07/06/1998 42/135/OFFICIAL PUBLIC
 B3DXT-LSE-005    ANNA RAE GARRETT           Union Gas Corporation 02/23/1998 39/381/OFFICIAL PUBLIC
 B3DXT-LSE-006    MELBA I. WILLIAMS          Union Gas Corporation 05/30/1998 39/386/OFFICIAL PUBLIC
 B3DXT-LSE-007    DAVID C. GARRETT           Union Gas Corporation 04/02/1998 41/586/OFFICIAL PUBLIC
 B3DXT-LSE-008    ANNA RAE GARRETT           Union Gas Corporation 04/02/1998 41/383/OFFICIAL PUBLIC
 B3DXT-LSE-009-02 SHIRLEY M. ALLEN MOSES     Union Gas Corporation 07/07/1998 42/142/OFFICIAL PUBLIC
 B3DXT-LSE-010    HARRY GRANBERRY, VERLAND   Union Gas Corporation 03/13/1998 39/392/OFFICIAL PUBLIC
                   GRANBERRY, & KELSEY
                   GRANBERRY
 B3DXT-LSE-013    ELLIS GLENN CARROLL &      Union Gas Corporation 03/11/1998 39/434/OFFICIAL PUBLIC
                   wife CAROLYN JEAN
                   CARROLL
 B3DXT-LSE-014    CORA IZOLA BROWN MILLER    Union Gas Corporation 03/11/1998 39/440/OFFICIAL PUBLIC
 B3DXT-LSE-016-01 WILMON STEINMANN           Union Gas Corporation 05/29/1998 39/446/OFFICIAL PUBLIC
 B3DXT-LSE-016-02 TILFORD STEINMANN & wife   Union Gas Corporation 05/29/1998 39/451/OFFICIAL PUBLIC
                   CAROLYN STEINMANN
 B3DXT-LSE-016-03 GERHARD PETERING           Union Gas Corporation 05/29/1998 39/457/OFFICIAL PUBLIC
 B3DXT-LSE-016-04 BEVERLY SPIES              Union Gas Corporation 05/29/1998 39/462/OFFICIAL PUBLIC
 B3DXT-LSE-016-05 RAY LINDER, Individually   Union Gas Corporation 05/30/1998 39/468/OFFICIAL PUBLIC
                   and as Attorney-in-Fact
                   for LILLIAN B. LINDER,
                   Trustee of the LILLIAN
                   B. LINDER LIVING TRUST
 B3DXT-LSE-016-06 NORMA STEINMANN,           Union Gas Corporation 05/29/1998 40/637/OFFICIAL PUBLIC
                   Individually, EDWIN W.
                   STEINMANN and PHILLIP
                   STEINMANN, Co-Executors
                   of the Estate of
                   Leonard Steinmann
 B3DXT-LSE-016-07 GARY PETERING              Union Gas Corporation 05/26/1998 40/648/OFFICIAL PUBLIC
 B3DXT-LSE-016-08 JANICE CHUMCHAL            Union Gas Corporation 05/29/1998 40/643/OFFICIAL PUBLIC
 B3DXT-LSE-016-09 GARLAND W. STEINMANN       Union Gas Corporation 05/29/1998 44/658/OFFICIAL PUBLIC

 Lease No. TX1-26033A...... Oil, Gas and Mineral Lease dated August 18, 1977, between Boyt Investment Company, an Iowa
                            corporation, as Lessor, and Gordon Meeks, Trustee,
                            as Lessee, recorded in Volume 369, Page 837, Oil
                            and Gas Records, Hidalgo County, Texas, covering
                            699.495 acres, more or less.

 Lease No. TX1-26033B...... Oil, Gas and Mineral Lease dated July 21, 1977, between Hidalgo Willacy Oil Company, a Texas
                            corporation, as Lessor, and Gordon Meeks, Trustee,
                            as Lessee, recorded in Volume 369, Page 104, Oil
                            and Gas Records, Hidalgo County, Texas, covering
                            699.495 acres, more or less.

 Lease No. TX1-26033C...... Oil, Gas and Mineral Lease dated July 21, 1977, between H. F. Moffitt and J. T. Cross, dba Moffitt
                            and Cross, as Lessor, and Gordon Meeks, Trustee,
                            as Lessee, recorded in Volume 369, Page 109, Oil
                            and Gas Records, Hidalgo County, Texas, covering
                            699.45 acres more or less.

 Lease No. TX1-26033D...... Oil, Gas and Mineral Lease dated October 18, 1977, between King Ranch, Inc., as Lessor, and Gordon
                            Meeks, Trustee, as Lessee, recorded in Volume 371,
                            Page 3, Oil & Gas Records, Hidalgo County, Texas,
                            covering 366.612 acres, more or less.

 Lease No. TX1-26033E...... Oil, Gas and Mineral Lease dated October 18, 1977, between Corpus Christi National Bank, et al, as
                            Lessor, and Gordon Meeks, Trustee, as Lessee,
                            recorded in counterparts in Volume 371, page 8,
                            Volume 371, Page 15, Volume 371, Page 24, and
                            Volume 371, Page 32, Oil & Gas Records, Hidalgo
                            County, Texas, covering 366.612 acres, more or
                            less.

   Reference herein to the above leases shall also include all amendments or ratifications of said leases as reflected by instruments duly recorded in the office of the County Clerk of Hidalgo County, Texas.

   Insofar and only insofar as the above described leases cover the subsurface interval from the surface to a depth of 10,121 feet subsurface.

Subject to the Following

  1) Operating Agreement dated September 1, 1986, between Vega Petroleum Corporation, as Operator, and Tana Oil and Gas Corporation and Wessely Energy Company, as Non-Operators, and Operating Agreement dated April 15, 1979, between Vega Petroleum Corporation, as Operator, and Wessely Energy Company, as Non-Operator.

  2) Pooling Designation dated July 12, 1979, by Vega Petroleum Corporation, et al., recorded in Volume 383, Page 200, and Volume 383, Page 193, Oil & Gas Records, Hidalgo County, Texas, as amended in Volume 386, Page 443, Oil and Gas Records, Hidalgo County, Texas, pursuant to which the 696-acre Vega Gas Unit was created to a depth of
       10.121 feet subsurface.

  3) Any Gas Purchase Contract or Transportation Agreement affecting the assigned premises.

  4)   Any and all agreements of records.

   Warranty Deed dated August 15, 1996 by and between L. B. Industries, Inc. and Amerac Energy Corporation covering all of Lot Twenty-Three (23), Block Six
(6), save and except the fee surface estate in and to 2.34 acres of the West 340 feet of Lot 23, Texas Gardens subdivision of lands in Porciones 78, 79 and 80, Hidalgo County, Texas, as on the map and plat recorded in Volume 8, Page 57 and 58, Map Records, Hidalgo County, Texas.

 Lease Number     Lessor                     Lessee                Eff. Date  Book/Page/Entry
 ------------     ------                     ------                ---------  ---------------
 BAR3D-LSE-001-01 Robert E. Matthew          Union Gas Corporation 11/30/1997 139/655/         OFFICIAL
 BAR3D-LSE-001-02 Jennifer Cooper            Union Gas Corporation 11/30/1997 139/665/         OFFICIAL
 BAR3D-LSE-001-03 Carol Ann Kuester Moore    Union Gas Corporation 11/30/1997 139/675/         OFFICIAL
 BAR3D-LSE-001-04 Richard Alton Karl         Union Gas Corporation 11/30/1997 139/685/         OFFICIAL
 BAR3D-LSE-001-05 Dorothy Rickey             Union Gas Corporation 11/30/1997 139/695/         OFFICIAL
 BAR3D-LSE-001-06 Katherine McMurrey         Union Gas Corporation 11/30/1997 139/705/         OFFICIAL
 BAR3D-LSE-001-07 William Terry Kuester      Union Gas Corporation 11/30/1997 139/715/         OFFICIAL
                  Patricia Diane Karl
 BAR3D-LSE-001-08 Lindemon                   Union Gas Corporation 11/30/1997 139/725/         OFFICIAL
 BAR3D-LSE-001-09 JOHN H. JAMISON AND WIFE
                  VIRGINIA                   Union Gas Corporation 10/09/1997 145/767/         OFFICIAL
 BAR3D-LSE-002-01 Edwin Steinman et al       Union Gas Corporation 01/16/1998  36/538/OFFICIAL PUBLIC
 BAR3D-LSE-002-02 GERHARD PETERING           Union Gas Corporation 01/31/1998  36/545/OFFICIAL PUBLIC
                  LILLIAN B. LINDER LIVING
 BAR3D-LSE-002-03 TRUST                      Union Gas Corporation 03/11/1998  36/604/OFFICIAL PUBLIC
 BAR3D-LSE-003-01 Edwin Steinman et al       Union Gas Corporation 01/31/1998  36/552/OFFICIAL PUBLIC
 BAR3D-LSE-003-02 GERARD PETERING            Union Gas Corporation 01/31/1998  36/559/OFFICIAL PUBLIC
                  LILLIAN B. LINDER LIVING
 BAR3D-LSE-003-03 TRUST                      Union Gas Corporation 03/11/1998  36/590/OFFICIAL PUBLIC
 BAR3D-LSE-004-01 Edwin Steinman et al       Union Gas Corporation 01/31/1998  36/566/OFFICIAL PUBLIC
 BAR3D-LSE-004-02 GERALD PETERING            Union Gas Corporation 01/31/1998  36/597/OFFICIAL PUBLIC
                  LILLIAN B. LINDER LIVING
 BAR3D-LSE-004-03 TRUST                      Union Gas Corporation 03/11/1998  36/575/OFFICIAL PUBLIC
                  LILLIAN B. LINDER LIVING
 BAR3D-LSE-004-04 TRUST                      Union Gas Corporation 03/11/1998  36/582/OFFICIAL PUBLIC
 BAR3D-LSE-005    MAGDALENE NICKLE           Union Gas Corporation 02/18/1998  34/614/OFFICIAL PUBLIC
                  CLIFFORD CARROLL & WIFE
 BAR3D-LSE-006-01 BERNICE                    Union Gas Corporation 02/14/1998  37/45/OFFICIAL  PUBLIC
 BAR3D-LSE-006-02 MARGARET BUNNELL           Union Gas Corporation 07/14/1998  38/648/OFFICIAL PUBLIC
                  ELIZABETH H. YAKEY
 BAR3D-LSE-006-03 MURPHREE                   Union Gas Corporation 05/18/1998  39/818/OFFICIAL PUBLIC
 BAR3D-LSE-006-04 NANCY B. BENTLEY           Union Gas Corporation 05/27/1998  39/816/OFFICIAL PUBLIC
 BAR3D-LSE-006-05 CAROL SWEGER               Union Gas Corporation 07/25/1998  39/357/OFFICIAL PUBLIC
 BAR3D-LSE-006-06 LUCIA HOLLAN               Union Gas Corporation 05/13/1998  40/231/OFFICIAL PUBLIC
 BAR3D-LSE-006-07 DAVID BLANKENSHIP          Union Gas Corporation 05/27/1998  40/666/OFFICIAL PUBLIC
 BAR3D-LSE-007    Wayne Hart Hollan          Union Gas Corporation 03/17/1998  36/642/OFFICIAL PUBLIC
 BAR3D-LSE-008    Fay Evans                  Union Gas Corporation 03/15/1998  36/573/OFFICIAL PUBLIC
 BAR3D-LSE-009    Lillian Phillips           Union Gas Corporation 03/15/1998  36/612/OFFICIAL PUBLIC
 BAR3D-LSE-010    RAYMOND M. DVORAK & WIFE
                  LUELLA                     Union Gas Corporation 12/05/1997  32/145/OFFICIAL PUBLIC
 BAR3D-LSE-011    BILLIE MARIE MOBLEY        Union Gas Corporation 01/09/1998 144/333/         OFFICIAL
 BAR3D-LSE-012    GAYLE AND DVORAK COWAN     Union Gas Corporation 03/13/1998  40/660/OFFICIAL PUBLIC

--------
*(1)   Official Public Records refer to Documents recorded in DeWitt County,
       Texas.
*(2)   Official Records refer to Documents recorded in Lavaca County, Texas.

   Interests in the above leases are subject to 1) the terms and provisions of the Prospect Agreement dated April 1, 1997 between 3DX Technologies, Inc. and Union Gas Corporation, 2) the terms and provisions of the Partial Assignment of Oil, Gas & Mineral Leases from Union Gas Corporation to 3DX Technologies, Inc. dated October 14, 1998, which is recorded in Volume 46, Page 795 in the Official Records of Dewitt County, Texas, 3) the terms and provisions of the unrecorded Farmout Agreement dated May 21, 1998 between Southern Mineral Corporation and 3DX Technologies, Inc., 4) the terms, provisions, exceptions, reservations and other matters set out in the GRBP Assignment, 5) the terms and provisions of the unrecorded Prospect Letter Agreement dated October 15, 1996 between Union Gas Corporation and Southern Mineral Corporation which provides for the terms of the parties relationship in the development and operations of the leases assigned herein, 6) the terms and provisions of the Joint Operating Agreement dated September 30, 1996 naming Union Gas Operating Company as Operator, and 7) the Gas Processing Contract between Union Gas Operating Company et al and Shell Texas Gas Plants, L.P. dated January 18, 1998.

  1. H-1013   Oil, Gas and Mineral Lease dated June 10, 1933, as amended, between D.G. McManus, et ux, as Lessor, and Shell Petroleum
              Corporation, as Lessee, recorded in Volume 9, Page 3, of the
              Oil and Gas Records of DeWitt County, Texas, and Book 17, Page
              72 of the Lease Records of Lavaca County, Texas.

  2. H-1017   Oil, Gas and Mineral Lease dated June 16, 1933, as amended, between William M. Carroll, et ux, as Lessor, and Shell
              Petroleum Corporation, as Lessee, recorded in Volume 9,

           Page 1, of the Oil and Gas Records of DeWitt County, Texas, and Book 17, Page 44 of the Lease Records of Lavaca County, Texas.

  3. H-1019(a)   Oil, Gas and Mineral Lease dated June 16, 1933, as amended, between Edwin Steinmann, et al., as lessors, and Shell
                 Petroleum Corporation, as Lessee, recorded in Volume 8, Page
                 633 of the Oil and Gas Records of DeWitt County, Texas, and
                 Book 17, Page 97 of the Lease Records of Lavaca County,
                 Texas.

  4. H-1019(b)   Oil, Gas and Mineral Lease dated September 4, 1935, as
                 amended, between Lillian Steinmann Linder et vir, as Lessor, and Shell Petroleum Corporation, as Lessee, recorded in Volume 10, Page 132, of the Oil and Gas Records of Dewitt
                 County, Texas, and in Box 23, Page 76 of the Lease Records of Lavaca County, Texas.

   Insofar and only insofar as the above described leases cover those depths from the base of the Yegua formation, defined as 5,450 feet below the surface on the log from Shell Oil Company McManus No. 2 Well, to a depth of 11,810 feet below the surface.

   Interests in the above leases are subject to 1) the terms, provisions, exceptions, reservations and other matters set out in the George R. Brown Partnership Assignment dated June 16, 1998 and recorded in Volume 40, Page 246 of the Official Public Records of Dewitt County, Texas and Volume 155, Page 256 of the Official Records of Lavaca County, Texas, and by its acceptance hereof, Southern Mineral Corporation hereby assumes its proportionate share of the obligations of Union Gas Corporation under the leases and the George R. Brown Partnership Assignment, 2) the terms and provisions of the unrecorded Prospect Letter Agreement dated October 15, 1996 between Union Gas Corporation and Southern Mineral Corporation which provides for the terms of the parties relationship in the development and operations of the leases assigned herein,
3) the terms and provisions of the Joint Operating Agreement dated September 30, 1996 naming Union Gas Operating Company as Operator, and 4) the Gas Processing contract between Union Gas Operating Company et al and Shell Texas Gas Plants, L.P. dated January 18, 1998.

                     POTENTIAL ADDITIONAL INTEREST LEASES
                     OWNED BY SOUTHERN MINERAL CORPORATION

                                                              Eff.
 UG Lease #           Lessor                       Lessee     Date   Book Page Records
 ----------           ------                     ---------- -------- ---- ---- --------
 B3DXT-LSE-012-04     G. J. THOMPSON             UNION GAS  09/23/98  45  809  OFFICIAL
 B3DXT-LSE-012-05     ELDRED COOPER, ET UX       UNION GAS  09/17/98  45  811  OFFICIAL
 B3DXT-LSE-012-06     LUCILLE BENBOW             UNION GAS  09/17/98 UNK  UNK  OFFICIAL
 B3DXT-LSE-012-09     EDWIN ALLEN REYNOLDS       UNION GAS  10/09/98  53  438  OFFICIAL
 BAR3D-F/O-GBP-001    D. G. MCMANUS, ET UX       SHELL PET. 06/10/33  17   72  OFFICIAL
 BAR3D-F/O-GBP-004    WILLIAM M. CARROLL         SHELL PET. 06/16/33  17   44  OFFICIAL
 BAR3D-F/O-GBP-007-01 EDWIN STEINMANN            SHELL PET. 06/16/33  17   97  OFFICIAL
 BAR3D-F/O-GBP-007-02 LILLIAN STEINMANN LINDER   SHELL PET. 06/16/33  10   32  OFFICIAL
 BAR3D-F/O-GBP-008    LESLIE CARROLL             SHELL PET. 06/12/33  16  586  OFFICIAL
 BAR3D-LSE 006-08     RICHARD S. SLOCUMB, TR.    UNION GAS  10/21/98  47   49  OFFICIAL
 B3DXT-LSE 013-01     GEORGE R. BRISTOL          UNION GAS  09/29/99  57  543  OFFICIAL
 B3DXT-LSE 013-02     FREDERICK R. BRISTOL       UNION GAS  09/29/99  57  542  OFFICIAL
 B3DXT-LSE 013-03     EDWIN A. REYNOLDS          UNION GAS  10/09/98  53  434  OFFICIAL
                      HERSCHEL T. COOPER, ET
 B3DXT-LSE 013-04     AL                         UNION GAS  09/02/98  53  432  OFFICIAL

                                  EXHIBIT "B"

Attached to and made a part of the Purchase and Sale Agreement between Southern
   Mineral Corporation, Amerac Energy Corporation and ANR Production Company

BRUSHY CREEK FIELD/MATTHEWS AREA
DEWITT AND LAVACA COUNTIES, TEXAS

                                                                       Allocated
Well Name                                                              Value ($)
---------                                                              ---------
Steinmann Estate #1A.................................................. 1,704,346
Matthew #1............................................................ 6,708,319
Western Extension
Carroll Miller #1.....................................................    36,319
George Brown Foundation Farmout
Carroll McManus #1, #2, #3............................................ 5,957,567
Steinmann-Carroll #1.................................................. 1,049,804

TEXAS GARDENS/TABASCO FIELDS
HIDALGO COUNTY, TEXAS

Well Name
---------
Garcia, E............................................................     28,329
Hidalgo-Willacy #1B..................................................      1,090
Hidalgo-Willacy #2B..................................................     95,556
Hidalgo-Willacy #3B..................................................     59,745
Hidalgo-Willacy #4B..................................................      1,090
Hidalgo-Willacy #5B..................................................     84,079
Hidalgo-Willacy #6B..................................................     28,583
Hidalgo-Willacy #7B..................................................     82,263
Hidalgo-Willacy #8B..................................................    130,676
Hidalgo-Willacy #9B..................................................      1,090
Hidalgo-Willacy #10B.................................................     64,757
Hidalgo-Willacy #11B.................................................     60,399
Hidalgo-Willacy #12BL................................................      1,090
Hidalgo-Willacy #12BU................................................      3,959
Hidalgo-Willacy #13B.................................................     81,391
Hidalgo-Willacy #14B.................................................      1,090
Hidalgo-Willacy #15B.................................................     97,372
Hidalgo-Willacy #17B.................................................      1,090
                                                                      ----------
    Total............................................................ 16,280,000
                                                                      ==========

                                  EXHIBIT "C"

   Attached to and made a part of the Purchase and Sale Agreement between Southern Mineral Corporation, Amerac Energy Corporation and ANR Production Company.

                          ASSIGNMENT AND BILL AND SALE

   SOUTHERN MINERAL CORPORATION, a Nevada corporation, and AMERAC ENERGY CORPORATION, a Delaware corporation, (herein collectively called "Grantor"), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto ANR PRODUCTION COMPANY, a Delaware corporation (herein called "Grantee"), whose address is Nine Greenway Plaza, Houston, Texas 77046, all of Grantor's right, title and interest in and to the following (collectively called the "Assets"):

    (A) All of Grantor's oil and gas associated hydrocarbons ("Oil and Gas") and related rights, titles and interests, including, but not limited to, leasehold interests, royalty interests, overriding royalty interests, payments out of production, reversionary rights, and contractual rights to production in and to (i) those interests described in the leases, subleases, assignments and other instruments described in Exhibit A attached hereto and made part hereof (collectively "Leases" and individually as "Lease"); (ii) those wells described in Exhibit A (the "Wells"); (iii) all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases; (iv) all rights in respect of any pooled or unitized acreage located in whole or in part within each Lease, including all production from the pool or unit allocated to any such Lease and all interests in any wells within the unit or pool associated with such Lease, regardless of whether such unit or pool production comes from wells located within or without the Leases;

    (B) All licenses, servitudes, gas purchase and sale contracts (including interests and rights, if any, with respect to any prepayments, take-or-pay, buydown and buyout agreements), crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, prospect agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Grantor, in whole or in part, and are (i) appurtenant to the Leases, or (ii) used or held for use in connection with the ownership or operation of the Leases, or the sale, distribution or disposal of oil and gas or water from the Wells (collectively, the "Contracts");

    (C) All of the real, personal and mixed property and facilities located in, on or adjacent to the Leases or used in the operation thereof (whether located on or off such Leases, but excluding equipment or other personal property of Grantor located in Grantor's Houston office), which is owned by Grantor, in whole or in part, including, without limitation, well equipment; casing; tanks; crude oil, natural gas, condensate or products in storage severed after the Effective Time; tubing; compressors; pumps; motors; fixtures; machinery and other equipment; pipelines; field processing equipment; inventory and all other improvements used in the operation thereof (the "Related Assets");

    (D) All governmental permits, licenses and authorizations including environmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof; and

    (E) All of the files, records and data relating to the items described in subsections (A), (B), (C), and (D) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; Federal Energy Regulation Commission files;

        microfiche lists; geological, geophysical and seismic records, data and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents (except to the extent the delivery or copying of such records may be restricted by contract with a third party, in which event Seller shall cooperate with Buyer in efforts to provide on site access to such records until a release from such restriction may be obtained) (the "Records"); and

   TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever.

   GRANTOR AGREES TO WARRANT AND DEFEND TITLE TO THE ASSETS TRANSFERRED AND ASSIGNED BY GRANTOR UNTO GRANTEE, ITS SUCCESSORS AND ASSIGNS, AGAINST THE CLAIMS AND DEMANDS OF ALL PERSONS CLAIMING, OR TO CLAIM THE SAME, OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, BUT NOT OTHERWISE; HOWEVER, ALL OF GRANTOR'S INTEREST IN THE EQUIPMENT AND PERSONAL PROPERTY IS SOLD "AS IS AND WHERE IS," AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

   This Assignment and Bill of Sale is made subject to the Purchase and Sale Agreement between Grantor and Grantee dated as of July 9, 1999 ("Purchase and Sale Agreement").

   Grantor agrees to execute and deliver to Grantee, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the Assets in accordance with the provisions hereof and the Purchase and Sale Agreement.

   This Assignment and Bill of Sale is effective as of 7:00 a.m. local time at the location of the Assets, respectively, on May 1, 1999 ("Effective Time").

   IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment and Bill of Sale on the date set forth in their respective acknowledgements below, but effective for all purposes as of the Effective Time.

                                   GRANTOR:

                                       SOUTHERN MINERAL CORPORATION

                                       By: ____________________________________
                                       Title: _________________________________

                                       AMERAC ENERGY CORPORATION

                                       By: ____________________________________
                                       Title: _________________________________

                                       ANR PRODUCTION COMPANY

                                       By: ____________________________________
                                          Gregory W. Hutson
                                          Senior Vice President

STATE OF TEXAS
COUNTY OF HARRIS

   Before me, the undersigned authority, a Notary Public in and for the County
of Harris, State of Texas, on this day personally appeared            , known
to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of SOUTHERN
MINERAL CORPORATION, a Nevada corporation, as the          thereof, and for the
purposes and consideration therein expressed.

   Given under my hand and seal of office     day of July, 1999.

My Commission Expires:
                                          -------------------------------------
                                          Notary Public in and for
                                          Harris County, Texas

STATE OF TEXAS
COUNTY OF HARRIS

   Before me, the undersigned authority, a Notary Public in and for the County
of Harris, State of Texas, on this day personally appeared            , known
to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of AMERAC
ENERGY CORPORATION, a Delaware corporation, as the          thereof, and for
the purposes and consideration therein expressed.

   Given under my hand and seal of office     day of July, 1999.

My Commission Expires:
                                          -------------------------------------
                                          Notary Public in and for
                                          Harris County, Texas

STATE OF TEXAS
COUNTY OF HARRIS

   Before me, the undersigned authority, a Notary Public in and for the County of Harris, State of Texas, on this day personally appeared Gregory W. Hutson, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same as the act and deed of ANR PRODUCTION COMPANY, a Delaware corporation, as the Senior Vice President thereof, and for the purposes and consideration therein expressed.

   Given under my hand and seal of office this     day of July, 1999.

                                          -------------------------------------
                                          Notary Public in and for the
                                          State of Texas

                                  EXHIBIT "D"

   Attached to and made part of the Purchase and Sale Agreement between Southern Mineral Corporation, Amerac Energy Corporation and ANR Production Company.

                       GAS IMBALANCES AS OF MAY 31, 1999

                                                                 Imbalance
                                                              - Under produced
         Field                                                + Over produced
         ---------------------------------------------------------------------
         Texan Gardens                                           11,801 MCF

         Brushy Creek                                                0

                                  EXHIBIT "E"

   Attached to and made a part of the Purchase and Sale Agreement between Southern Mineral Corporation, Amerac Energy Corporation and ANR Production Company.

                                    CONSENTS

                                      None

                                  EXHIBIT "F"

   Attached to and made a part of the Purchase and Sale Agreement between Southern Mineral Corporation, Amerac Energy Corporation and ANR Production Company.

                                NON-COMPETE AREA